Exhibit 99.1

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Announces Financial Results for First Quarter 2009

CUPERTINO, Calif., Feb. 19, 2009 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its first quarter, ended Jan. 31, 2009.

Revenues for the first quarter were $68 million, down $82 million or 55 percent from the prior quarter, and down $132 million or 66 percent from the prior year period.

Net loss for the first quarter was $64 million, or ($1.09) per share, compared to a net loss of $36 million, or ($0.60) per share last quarter, and net income of $32 million, or $0.52 per diluted share in the prior year period.

The results for the first quarter included approximately $23 million of charges for the company’s previously announced restructuring plans, additional impairment charges for its auction rate securities and a cost method investment, and the write off of purchased intellectual property.

After excluding these charges, Verigy reported a non-GAAP net loss of $41 million, or ($0.70) per share for its first quarter of fiscal 2009.

A reconciliation between GAAP and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP results include the impact of stock-based compensation of $4.8 million, but exclude the impact of the items noted above.

“In anticipation of a challenging 2009 for the semiconductor industry, we have established organizational goals to ensure Verigy remains financially healthy and technologically competitive,” said Keith Barnes, Verigy chairman, chief executive officer and president. “Verigy has the product leadership, financial strength and staying power to weather this downturn.”

“The ongoing crisis in the global economy as well as the financial markets has driven companies across the semiconductor industry to rethink their use of cash and Verigy is no different,” said Bob Nikl, Verigy chief financial officer. “We have implemented a number of cost-saving and restructuring actions to lower our cash burn and bring our operating expenses more in line with current market conditions.”

Earnings Call

Verigy will discuss its first quarter fiscal 2009 results, along with its outlook, on a conference call today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q1 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s Web site for fourteen days.

About Verigy

Verigy designs, develops, manufactures, sells and services advanced semiconductor test systems and solutions for the flash memory, high-speed memory and system-on-chip (SoC) markets. Verigy’s scalable platforms are used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Advanced analysis tools accelerate design debug and yield ramp processes for Verigy’s customers. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about the anticipated benefits of our cost-saving and restructuring efforts. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses and unforeseen changes in the demand for current and new products and technologies. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. In those filings you will find descriptions of risk factors that could impact our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net income for the quarter ended January 31, 2009 excludes the effects: of charges for the company’s previously announced restructuring plans; additional impairment charges for auction rate securities and a cost method investment; and the write-off of purchased intellectual property during the quarter. Since management finds the non-GAAP information to be useful, the company believes that its investors also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

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VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2009	2008
Net revenue:
Products	$33	$163
Services	35	37

Total net revenue	68	200
Cost of sales:
Cost of products (*)	36	79
Cost of services (*)	23	28

Total cost of sales	59	107
Operating expenses:
Research and development (*)	25	25
Selling, general and administrative (*)	31	39
Restructuring Charges	4	—

Total operating expenses	60	64
(Loss) income from operations	(51)	29
Interest income and other	2	6
Impairment of investments	(14)	—

(Loss) income before taxes	(63)	35
Provision for income taxes	1	3

Net (loss) income	$(64)	$32

Net (loss) income per share-basic:	$(1.09)	$0.53
Net (loss) income per share-diluted:	$(1.09)	$0.52
Weighted average shares (presented in thousands) used in computing net income per share:
Basic	58,149	59,875
Diluted	58,149	60,702

* Share-based compensation expense by function:

Cost of products	$0.5	$0.5
Cost of services	$0.3	$0.2
Research and development	$0.5	$0.5
Selling, general and administrative	$3.5	$2.7

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	January 31, 2009	October 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$170	$144
Short-term marketable securities	130	196
Trade accounts receivable, net	32	74
Inventory	69	78
Other current assets	42	46

Total current assets	443	538
Property, plant and equipment, net	39	42
Long-term marketable securities	56	71
Goodwill	18	18
Other long-term assets	57	65

Total assets	$613	$734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36	$65
Employee compensation and benefits	30	41
Deferred revenue, current	33	53
Income and other taxes payable	5	3
Other current liabilities	28	34

Total current liabilities	132	196
Long-term liabilities:
Income taxes payable	13	13
Other long-term liabilities	36	36

Total liabilities	181	245
Shareholders’ equity
Ordinary shares, no par value, 58,119,028 and 57,822,242 issued and outstanding at January 31, 2009 and October 31, 2008, respectively
Additional paid in capital	414	406
Retained earnings	40	105
Accumulated other comprehensive loss	(22)	(22)

Total shareholders’ equity	432	489

Total liabilities and shareholders’ equity	$613	$734

VERIGY LTD.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	January 31, 2009	EPS
GAAP net loss	$(64)	$(1.09)
Non-GAAP adjustments:
Restructuring charges in cost of sales	1.5	0.03
Restructuring charges in operating expenses	4.2	0.07
Impairment of auction rate securities	7.7	0.13
Impairment of cost method investments	6.2	0.11
Non-Recurring operating expenses	3.0	0.05
Acquisition related charges in cost of sales	0.2	0.00
Acquisition related charges in operating expenses	0.2	0.00

Non-GAAP net loss	$(41)	$(0.70)

	Three Months Ended
	January 31, 2008	EPS
GAAP net income	$32	0.52
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.2	0.01
Restructuring charges in operating expenses	0.2	—
Separation related costs in cost of sales	0.1	—
Acquisition related charges in cost of sales	0.1	—
Acquisition related charges in operating expenses	0.1	—
Non-Recurring operating expenses	(0.1)	—

Non-GAAP net income	$33	$0.53